UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2006

KEMET Corporation

(Exact Name of Registrant As Specified In Charter)

Delaware	0-20289	57-0923789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC 29681

(Address of Principal Executive Offices, including  Zip Code)

(864) 963-6300

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03               Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet
                                Arrangement of a Registrant.

On November 3, 2006, the Company filed a Current Report on Form 8-K (the “Previously Filed 8-K”), which announced the closing of the sale of its $160.0 million aggregate principal amount of 2.25% Convertible Senior Notes Due 2026 (the “Notes”) on November 1, 2006.  The previously filed Form 8-K described certain material terms of (i)  the Registration Rights Agreement dated as of November 1, 2006 (the “Registration Rights Agreement”) between the Company and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. (the “Initial Purchasers”) and (ii) the Indenture, dated as of November 1, 2006 (the “Indenture”) between the Company, as issuer, and Wilmington Trust Company, as trustee, governing the terms of the Notes.

In connection with the above referenced transaction, the Company also granted the Initial Purchasers a 30-day option to purchase up to $15.0 million aggregate principal amount of additional Notes.  The Initial Purchasers exercised this option on November 9, 2006, thereby resulting in the sale of an additional $15.0 million aggregate principal amount of the Notes on November 13, 2006, resulting in a total of $175.0 million  aggregate principal amount of Notes outstanding.

For a description of the provisions of the Registration Rights Agreement and the Indenture, please refer to the Company’s Current Report on Form 8-K filed on November 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEMET Corporation
(Registrant)

/s/ David E. Gable
Date: November 17, 2006	David E. Gable
Senior Vice President and Chief Financial Officer